SHARE AND WARRANT CANCELLATION AGREEMENT

THIS SHARE AND WARRANT CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of this 12th day of November, 2010, by and between SRKP 23, Inc., a Delaware corporation (“SRKP 23”), and the stockholders of SRKP 23, as set forth on Schedule I attached hereto (such stockholders are collectively referred to herein as the “Stockholders”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Exchange Agreement (as hereinafter defined).

RECITALS

WHEREAS, as of the date hereof, SRKP 23 entered into a Share Exchange Agreement (the “Exchange Agreement”) with Weixin International Co., Limited, a company organized under the laws of the British Virgin Islands (“Weixin BVI”); Wei Xin Holding Group Limited, a company organized under the laws of Hong Kong and a wholly-owned subsidiary of Weixin BVI (“Weixin HK”); Gangzhou Kelida Intelligent Equipment Co., Ltd., a company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of Weixin HK (“Kelida”); Zhaoqing Hua Su Plastic Trading Company (“Hua Su”), Zhaoqing Chuang Yi Resources Recycle Co., Ltd. (“Chuang Yi”), Zhaoqing Xin Ye Plastic Co., Ltd. (“Xin Ye”), and Zhaoqing Li Jun Craftwork Co., Ltd. (“Li Jun”), each a company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of Kelida; and all of the shareholders of Weixin BVI, a copy of which is attached hereto as Exhibit A;

WHEREAS, pursuant to the terms of the Exchange Agreement, and as a condition to the completion of the transactions contemplated by the Exchange Agreement, SRKP 23 agreed to enter into an agreement with the Stockholders to cancel (i) an aggregate of 6,679,899 shares of SRKP 23 common stock held by such Stockholders (the “Shares”), as such Shares are more particularly set forth on Schedule I attached hereto, and (ii) warrants to purchase an aggregate of 7,804,803 shares of SRKP 23 common stock held by such Stockholders (the “Warrants”), as such Warrants are more particularly set forth on Schedule II attached hereto; and

WHEREAS, the Stockholders acknowledge that they would benefit from the completion of the transactions contemplated by the Exchange Agreement.

NOW, THEREFORE, for and in consideration of the execution and delivery of the Exchange Agreement, and the payment of good and valuable consideration pursuant to the Exchange Agreement, the receipt and sufficiency of which is hereby acknowledged, SRKP 23 and the Stockholders, each intending to be legally bound by this Agreement, hereby agree as follows:

AGREEMENT

1.           DUTIES

1.1           Rights and Obligations of the Parties.  The parties shall be entitled to such rights and shall perform such duties as set forth herein.  In the event that the terms of this Agreement conflict in any way with the provisions of the Exchange Agreement, the Exchange Agreement shall control.

1.2           Cancellation of Shares and Warrants.  On the Closing Date of the Exchange Agreement, the Shares and the Warrants shall be deemed automatically cancelled.  The Stockholders agree to execute any and all documents, including, but not limited to, stock powers for the stock certificates representing the Shares, as SRKP 23 reasonably determines necessary to effect the cancellation of the Shares and the Warrants pursuant to the terms of this Agreement.

2.           DIVIDENDS; VOTING RIGHTS; STOCK SPLITS

2.1           Cash Dividends; Voting Rights.  Prior to the Closing of the Exchange Agreement, the Stockholders shall have rights to cash or stock dividends with respect to the Shares and the Warrants, if any, and have rights to vote their respective Shares, if any such matter requiring stockholder approval shall arise.

2.2           Stock Splits; Stock Dividends.  In the event of any stock split or other similar transaction with respect to SRKP 23 common stock that becomes effective prior to the Closing of the Exchange Agreement, the additional shares or warrants issued with respect to the Shares or the Warrants shall be similarly cancelled.

3.           MISCELLANEOUS

3.1           Transferability.  None of the rights and obligations of the Stockholders hereunder shall be transferable.

3.2           Notices.  Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by (i) registered or certified mail, postage prepaid, addressed as follows, (ii) facsimile to the facsimile numbers identified below or (iii) overnight courier (such as UPS or FedEx), addressed as follows:

If to SRKP 23:

SRKP 23, Inc.
4737 North Ocean Drive, Suite 207
Lauderdale by the Sea, FL 33308
Attention: Richard Rappaport
Telecopy No.:  (310) 843-9304

If to the Stockholders:

to the address set forth next to the name of each of the Stockholders in Schedule I or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

3.3           Construction.  The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

3.4           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be.

3.5           Severability.  If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

3.6           Interpretation.  The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.  This Agreement shall be construed and interpreted without regard to any rule or presumption requiring that it be construed or interpreted against the party causing it to be drafted.

3.7           Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

3.8           Amendments.  This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

3.9           Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

[Signatures appear on following pages]

IN WITNESS WHEREOF, the parties have executed this Share and Warrant Cancellation Agreement as of the day and year first above written.

SRKP 23, INC.

By:	/s/ Richard Rappaport
Name:	Richard Rappaport
Title:	President

STOCKHOLDERS

/s/ Debbie Schwartzberg		/s/ Anthony Pintsopoulos
Debbie Schwartzberg		Anthony Pintsopoulos

/s/ Debbie Schwartzberg		/s/ Richard Rappaport
The Julie Schwartzberg Trust dated 2/9/2000		Amanda Rappaport Trust
By: Debbie Schwartzberg		By: Richard Rappaport
Its: Trustee		Its: Trustee

/s/ Debbie Schwartzberg		/s/ Richard Rappaport
The David N. Sterling Trust dated 2/3/2000		Kailey Rappaport Trust
By: Debbie Schwartzberg		By: Richard Rappaport
Its: Trustee		Its: Trustee

/s/ Janine Frisco		/s/ Kevin DePrimio
Janine Frisco		Kevin DePrimio

/s/ Richard Rappaport		/s/ Jason Stern
WestPark Capital Financial Services, LLC		Jason Stern
By: Richard Rappaport
Its: Chief Executive Officer

/s/ Richard Rappaport
Richard Rappaport

Signature Page to Share and Warrant Cancellation Agreement - Weixin

/s/ Xingrong Zhang
Xingrong Zhang

/s/ Zhuo Chen
Zhou Chen

/s/ HaiLan Zhang
HaiLan Zhang

Signature Page to Share and Warrant Cancellation Agreement - Weixin

Acknowledged and Agreed:

WEIXIN INTERNATIONAL CO., LIMITED

By:	/s/ Zhang Hongyu
Name:	Zhang Hongyu
Title:	Director

Signature Page to Share and Warrant Cancellation Agreement - Weixin

Schedule I
Stockholders of SRKP 23, Inc.

	Stockholder	Shares to be cancelled per the terms of this Agreement	Pre-Closing Shares	Post-Closing Shares
1.	WestPark Financial Services, LLC 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	1,813,288	2,773,979	960,691

2.	Richard Rappaport 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	954,070	1,135,420	181,350

3.	Amanda Rappaport Trust 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	266,688	319,338	52,650

4.	Kailey Rappaport Trust 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	266,688	319,338	52,650

5.	Debbie Schwartzberg 785 5th Avenue , Apt 10C New York, NY 10022	840,978	1,000,000	159,022

6.	The Julie Schwartzberg Trust dated 2/9/2000 785 5th Avenue , Apt 10C New York, NY 10022	83,513	100,000	16,487

7.	The David N. Sterling Trust dated 2/3/2000 785 5th Avenue , Apt 10C New York, NY 10022	83,513	100,000	16,487

8.	Anthony Pintsopoulos c/o SRKP 23, Inc. 4737 North Ocean Drive, Suite 207 Lauderdale by the Sea, FL 33308	592,639	709,639	117,000

9.	Janine Frisco 200 Oceangate, Suite 1500 Long Beach, CA 90802-4302	207,424	248,374	40,950

10.	Kevin DePrimio 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	207,424	248,374	40,950

11.	Jason Stern 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	118,528	141,928	23,400

12.	Xingrong Zhang TianLai 17 Block, Zheng Zhong Golf Long Gong District, Shenzhen People’s Republic of China	415,048	496,988	81,940

	Stockholder	Shares to be cancelled per the terms of this Agreement	Pre-Closing Shares	Post-Closing Shares
13.	Zhou Chen TianLai 17 Block, Zheng Zhong Golf Long Gong District, Shenzhen People’s Republic of China	415,049	496,988	81,939
14.	HaiLan Zhang TianLai 17 Block, Zheng Zhong Golf Long Gong District, Shenzhen People’s Republic of China	415,049	496,988	81,939
	TOTAL	6,679,899	8,587,354	1,907,455

Schedule II
Warrantholders of SRKP 23, Inc.

	Warrantholder	Warrants to be cancelled per the terms of this Agreement	Pre-Closing Warrants	Post-Closing Warrants
1.	WestPark Financial Services, LLC 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	2,379,849	2,773,979	394,130

2.	Richard Rappaport 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	1,061,021	1,135,420	74,399

3.	Amanda Rappaport Trust 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	297,738	319,338	21,600

4.	Kailey Rappaport Trust 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	297,738	319,338	21,600

5.	Debbie Schwartzberg 785 5th Avenue , Apt 10C New York, NY 10022	934,760	1,000,000	65,240

6.	The Julie Schwartzberg Trust dated 2/9/2000 785 5th Avenue , Apt 10C New York, NY 10022	93,236	100,000	6,764

7.	The David N. Sterling Trust dated 2/3/2000 785 5th Avenue , Apt 10C New York, NY 10022	93,236	100,000	6,764

8.	Anthony Pintsopoulos c/o SRKP 23, Inc. 4737 North Ocean Drive, Suite 207 Lauderdale by the Sea, FL 33308	661,639	709,639	48,000

9.	Janine Frisco 200 Oceangate, Suite 1500 Long Beach, CA 90802-4302	231,574	248,374	16,800

10.	Kevin DePrimio 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	231,574	248,374	16,800

11.	Jason Stern 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	132,328	141,928	9,600

12.	Xingrong Zhang TianLai 17 Block, Zheng Zhong Golf Long Gong District, Shenzhen People’s Republic of China	463,370	496,986	33,616

	Warrantholder	Warrants to be cancelled per the terms of this Agreement	Pre-Closing Warrants	Post-Closing Warrants
13.	Zhou Chen TianLai 17 Block, Zheng Zhong Golf Long Gong District, Shenzhen People’s Republic of China	463,370	496,986	33,616
14.	HaiLan Zhang TianLai 17 Block, Zheng Zhong Golf Long Gong District, Shenzhen People’s Republic of China	463,370	496,986	33,616
	TOTAL	7,804,803	8,587,348	782,545

Exhibit A

Share Exchange Agreement